EXHIBIT 10.19

SOFTWARE LICENSE AGREEMENT

This Software License Agreement ("Agreement") is made and entered into this 3rd day of November, 2004, (the "Effective Date") by and between Espial Group Inc., a Canadian corporation with its principal place of business at 200 Elgin Street, Suite 901, Ottawa, Ontario, Canada K2P 1L5, on behalf of itself, and its subsidiaries (hereinafter individually and collectively referred to as "Espial"), and mPhase, Inc. with its principal place of business at 587 Connecticut Avenue, Norwalk, CT 06854-1711("Licensee"). Espial and Licensee are each a "Party", and together are "Parties", to this Agreement.

WHEREAS, Licensee wishes to license certain software and obtain certain services from Espial under the terms and conditions set forth below; and

WHEREAS, Espial wishes to license software, the associated documentation and provide certain services to Licensee under the terms and conditions set forth below.

NOW THEREFORE, the Parties mutually agree as follows:

1.         DEFINITIONS

"Confidential Information" shall mean the terms and conditions of this Agreement and any and all information that is disclosed under this Agreement (i) in oral, written, graphic, machine recognizable, and/or sample form, being clearly designated, labeled or marked as confidential or its equivalent, or (ii) obtained by examination, testing or analysis of any hardware, software or any component part thereof provided by one Party ("Disclosing Party") to another Party ("Receiving Party"). Confidential Information that is disclosed orally shall be identified as confidential at the time of disclosure and confirmed by the Disclosing Party by submitting a written document to the Receiving Party within thirty (30) days after such disclosure. The written document shall contain a summary of the Confidential Information and shall be labeled or marked as confidential or its equivalent. "Confidential Information" includes the Software, business plans, market projections, marketing plans, price data and similar proprietary information of the parties, as well as the terms of this Agreement.

"Development Project" shall mean the software development project undertaken by Licensee employing the Software Development Kit with the assistance of the Professional Services, if any, to create a customized version of the Embedded Software to support the Product.

"Embedded Software" shall mean run-time versions of Espial's proprietary software and Sublicensed Supplier Software (if any) more fully described in Exhibit A, licensed to Licensee hereunder which may, pursuant to this Agreement, be customized pursuant to the Development Project described herein and distributed as an embedded program within Licensee's Products, and shall include documentation and any future versions, improvements, updates, enhancements, modifications or derivative works which may be supplied by Espial as part of Espial's Support Services or Professional Services.

"End User" means a third party licensed to use Licensee's Product.

"End User Agreement" means a written agreement between the Licensee and an End User governing the use of Licensee's Product containing the terms and conditions set forth in Section 3.4 hereto.

"Espial Mark(s)" shall mean the Espial trademark(s) as more fully described in Exhibit C.

"Intellectual Property Rights" shall mean all rights in any invention, discovery, improvement, utility model, copyright, industrial design or mask work right, and all rights of whatsoever nature in computer software and data, Confidential Information, trade secrets or know-how, and all intangible rights and privileges of a nature similar to the foregoing, in every case in any part of the world and whether or not registered, and shall include all rights in any applications and granted registrations for any of the foregoing.

"Product(s)" shall mean any and all of Licensee's devices described in Schedule A that operate on the unique combination of operating system ("OS"), central processing unit ("CPU that are specified in Exhibit A and that following modification pursuant to the Development Project, incorporates a customized version of the Embedded Software. Any product or follow-on product with different functionality or which utilizes a different CPU & OS, than those specified in Exhibit A shall be deemed a new or different Product.

"Professional Services" shall mean the technical design, programming and development services provided to Licensee by Espial or its subcontractors in accordance with the Statement of Work, if any, for the purpose of customizing the Embedded Software to operate with the Product.

"Software" shall mean the Software Development Kit and the Embedded Software.

"Software Development Kit" shall mean the Espial proprietary software and the Sublicensed Supplier Software described in Exhibit A and includes any future versions, improvements, Updates, enhancements, modifications or derivative works which may be supplied by Espial in the course of providing Professional Services and/or Support Services.

"Statement of Work" shall mean the mutually agreed list of services, if any, set forth in Exhibit B as may be amended by mutual agreement from time to time, or as otherwise mutually agreed upon by the Parties, that are to be performed by Espial to customize the Embedded Software to operate with the Products.

"Sublicensed Supplier Software" means Supplier Software licensed to Espial under licenses that permit Espial to offer Company sublicenses in such Supplier Software under the terms of this Agreement and the additional terms specified in Exhibit D;

"Supplier Software" means all or any part of the software:

(i) for which all right, title and interest (including all intellectual property rights) are owned by a third party ("Supplier"); and (ii) that in modified or unmodified form is or may be incorporated into, or executed in association with, Espial's proprietary software.

"Support Services" shall mean routine telephonic and e-mail technical support and copies of any Updates that may be released during the period of the Support Services to be provided by Espial to Licensee pursuant to Section 4.

"Updates" shall mean error corrections, bug fixes and such interim releases of the Software as may be officially released by Espial to its customers receiving support services similar to or identical to the Support Services.

2.         PROFESSIONAL SERVICES

2.1 In the event the parties agree to implement a Statement of Work, the terms and conditions of this Section 2 shall apply to all Professional Services provided hereunder.

2.2. Espial will use commercially reasonable efforts to provide all Professional Services according to the Statement of Work.

2.3. Licensee will make available at its own expense computer systems and appropriate personnel to the extent necessary for Espial to perform the Professional Services. Licensee will ensure that any Licensee computer systems will be fully functional, accompanied by complete and accurate user documentation and that Licensee will make technical support available in a timely manner as is reasonably required. The parties agree that any Statement of Work delivery date or work requirement will be adjusted for any delay in performance of the Professional Services that results from failure of Licensee computer systems to perform, inadequate documentation, insufficient technical support or failure to make timely payments under this Agreement and that any costs and expenses incurred as a result of such delay shall be borne by Licensee.

2.4. Espial will invoice Licensee for Professional Services as specified in the Statement of Work.

2.5. Professional Services fees shall be payable by Licensee upon Licensee's receipt of Espial's invoice. If Licensee's procedures require that an invoice be submitted against a purchase order before payment can be made, Licensee will be responsible for issuing such purchase order, but such procedure shall not affect Licensee's obligation to pay an invoice in accordance with Section 5.5. Espial's terms and conditions as provided herein shall apply at all times, notwithstanding subsequent receipt on a purchase order of Licensee's terms and conditions.

2.6. Licensee will pay or reimburse Espial for all reasonable expenses incurred to provide the Professional Services, including, without limitation, expenses related to travel and the acquisition of any hardware or software systems specific to the Development Project.

2.7. All Professional Services shall be provided on a non-exclusive basis.

3.         GRANT OF LICENSE RIGHTS

3.1 Espial hereby grants to Licensee, subject to the terms and conditions contained herein, including but not limited to the payment of all associated fees and the terms and conditions specific to the Sublicensed Supplier Software contained in Exhibit D hereto: (a) a non-exclusive, non-transferable, limited license which may be subject to further limitations specified in Schedule A to have employees use the Software Development Kit for the express purpose of undertaking the Development Project; and (b) a non-exclusive, non-transferable, royalty-bearing, worldwide, limited license to (i) to integrate the Embedded Software into the Products; (ii) to reproduce the Embedded Software as integrated into the Products, and (iii) to distribute the Embedded Software as integrated into the Products solely to End Users who are subject to an End User Agreement.

3.2. Licensee agrees that it will conspicuously display the Espial Mark in the form attached hereto as Exhibit C on each Product in one of the following formats: (i) silk-screened or affixed as a sticker on the Product on the same side of the Product as the Product's main screen display; or (ii) as a screen shot displayed on the Product's screen display during boot. In either case, the minimum dimensions of the Espial Mark as displayed in or on the Product will be 10.1mm wide x 4.2mm high. Licensee may display the Espial Mark in red and black, white or black, as may be reasonably deemed appropriate in light of the background colors.

3.3. Espial hereby grants to Licensee a nonexclusive, nontransferable limited license to use, reproduce and display the Espial Mark solely in accordance with Section 3.1(b) and 3.2 above and in connection with the distribution, advertising, marketing and promotion of Licensee's Products incorporating the Embedded Software, provided that appropriate trademark notices are included and the use conforms to Espial's guidelines regarding the use of trademarks, which will be provided at Licensee's request. Licensee agrees that Espial is the sole and exclusive owner of the Espial Mark and all goodwill associated therewith. Except as expressly provided herein, Licensee is granted no right, title or license to, or interest in, any Espial Marks. Licensee agrees not to: (i) challenge Espial's ownership or use of the Espial Marks; (ii) attempt to register any of the Espial Marks, or any mark or logo substantially similar thereto; or (iii) incorporate any Espial Mark into Licensee's own trademarks, product names, services marks, company names, or domain names.

3.4. End User Agreements shall include the following terms and conditions:

3.4.1 Prohibition against distribution and copying.

3.4.2 Prohibition against modifications or derivative works.

3.4.3 Prohibition against decompiling, reverse engineering, disassembling, or otherwise reducing the software to a human-perceivable form.

3.4.4 Provision indicating ownership of software by Licensee and its suppliers.

3.4.5 Disclaimer of all applicable statutory warranties, to the full extent allowed by law.

3.4.6 Limitation of liability not to exceed price of Licensee Product and provision that sole remedy shall be a right of return and refund, if any, from Licensee.

3.4.7 Disclaimer of indirect, special, incidental, punitive or consequential damages.

4.         SUPPORT SERVICES

4.1. Support Services are for a one-year term and renew annually. The support fee for each of the first two years of the Term is specified in Exhibit A. Licensee may renew Support Services in subsequent years paying the then applicable Support Fee. Espial shall not be obligated to renew Support Services if Licensee has discontinued Support Services in any year. Annual Support shall renew automatically at the then-current fees and policies unless Licensee notifies Espial at least sixty (60) days prior to the expiration of an annual support term of its desire to cancel Support Services for the following year.

4.2. Espial reserves the right to discontinue the Support Services should Espial, in its sole discretion, determine that continued support for any Software is no longer economically practicable and will give Customer at least six (6) months prior written notice of any such discontinuance of Support Services and will refund any unused Support Services fees Licensee may have prepaid with respect to the affected Software. Espial reserves the right to suspend performance of the Support Services if Customer fails to pay any amount that is payable to Espial under the Agreement within thirty (30) days after such amount becomes due.

5.         LICENSE FEES AND PAYMENT TERMS

5.1. The fees and other charges applicable to the Software and/or any services provided by Espial are set out in Exhibit A.

5.2. A per copy royalty is payable for each copy of Embedded Software that is to be embedded in Product. The per copy royalty fee is to be purchased in the block quantities specified in Schedule A prior to the Embedded Software being embedded in Product. The block quantities shall be purchased quarterly based on Licensee's projected requirements. In the event that additional requirements are later identified, additional block quantities may be purchased during the quarter.

5.3. All prepaid royalty fees are non-recourse nonrefundable regardless of whether or not the minimum number of copies to which such prepaid royalty fee relates is actually distributed. Prepaid royalty fees are treated as a credit against royalties otherwise payable and therefore upon committing to a specific prepaid royalty, no royalties are payable until the credit of prepaid royalty fees has been consumed.

5.4. Licensee shall pay all shipping charges for materials shipped by Espial under this Agreement, as well as any taxes, duties, licenses, fees or tariffs imposed by any state or other governmental body or agency for storage, licensing, sale, transportation, import, export or use of the Embedded Software and/or Software Development Kit. Espial shall be responsible for all taxes based upon its net income. If Licensee is required by law to withhold income taxes on any payment owed to Espial, then Licensee may deduct such taxes from amounts owed to Espial and shall pay them to the appropriate tax authority, provided that Licensee shall deliver to Espial an official receipt for any taxes withheld and any other documents necessary to enable Espial to claim tax credit.

5.5. All payments under this Agreement shall be made in lawful United States currency, unless otherwise agreed in writing by both parties, within thirty (30) days of Licensee's receipt of Espial's invoice or as otherwise expressly specified herein. All payments not paid when due shall incur interest at a rate equal to a monthly charge of one and one-half percent (1.5%) per month or the maximum allowed by law, whichever is less.

6.         OWNERSHIP OF INTELLECTUAL PROPERTY

6.1. Licensee acknowledges and agrees: (i) that Espial owns or is the rightful licensee of all

Intellectual Property Rights in the Software and related documentation; and (ii) any Intellectual Property Rights conceived, created or developed by Espial (including its subsidiaries, affiliates and contractors) in the course of performing Professional Services shall be owned by Espial and Licensee shall, at Espial's expense, execute all documents and take all actions required of it by Espial in order to perfect the vesting of same in Espial throughout the world.

6.2. All rights not expressly granted herein by Espial are reserved. Licensee shall not attempt, or knowingly permit or encourage others to attempt, to translate, decompile, decipher, disassemble, reverse engineer or otherwise decrypt or discover the source code or otherwise replicate the functionality of all or any portion of the Software or the Products except and only to the extent permissible by applicable law despite such prohibition.

7.         CONFIDENTIAL INFORMATION / NONSOLICITATION

7.1. It may be necessary during the performance of this Agreement for the parties to exchange Confidential Information. Each Party agrees to use the same degree of care to protect the confidentiality of the Confidential Information and to prevent its unauthorized use or dissemination as it uses to protect its own confidential information of a similar nature, and in no event less than reasonable care. Each Party agrees to use the Confidential Information only for purposes related to the performance of this

Agreement. Both parties agree not to make any copy of any document, drawing or diagram as provided as part of the Confidential Information without the prior written consent of the Disclosing Party and to return promptly to the Disclosing Party any such document, drawing or diagram when that Confidential Information is no longer required or upon request, expiration or termination of this Agreement in accordance with Section 9.3. All Confidential Information remains the property of the Party disclosing the information and, except for the licenses expressly granted under this Agreement pursuant to Section 3, no license or other rights to Confidential Information is granted hereby.

7.2. Neither Party will be liable for disclosure of any information received under this Agreement which (i) is or becomes generally known or available by publication, commercial use or otherwise; (ii) was lawfully known or received by the Receiving Party prior to disclosure, as evidenced by its business records; (iii) is independently developed by the Receiving Party without the use of Confidential Information, as evidenced by their business records; (iv) is obtained from a third party, provided such third party, or any other party from whom such third party receives such information, is not in breach of any confidentiality obligation in respect of such information; or (v) is disclosed when such disclosure is compelled pursuant to legal, judicial, or administrative proceedings, or otherwise required by law, subject to the Receiving Party providing prior notice to the Disclosing Party to allow it to seek protective and other court orders.

7.3. In consideration of the rights granted herein, Licensee agrees that, during the Term as defined in Section 9.1 below and for a period of one year thereafter, it shall not solicit any employee of Espial for employment by Licensee or any affiliate.

7.4 Licensee acknowledges and agrees that in the event of its breach of any of the terms of this Section, Espial will suffer irreparable injury, such that no remedy at law will afford it adequate protection against such injury. Accordingly, Licensee consents to an injunction or other equitable relief if sought by Espial from a court of competent jurisdiction, without the posting of a bond, against the breach of any of the terms of this Section, in addition to any other legal or equitable remedies that may be available to Espial.

7.5. If either Party develops a product or a process not contemplated within the context of this Agreement which, in the reasonable opinion of the other Party, might have involved the use of any of the other Party's Confidential Information, the Party which has made the development shall, at the request of the other Party, supply to it any information reasonably necessary to establish that the other Party's Confidential Information has not been used in the development or exploitation of the said product or process.

8.         RECORDS & REPORTING

8.1. Quarterly Reports. Licensee agrees to provide Espial, within fifteen (15) days after the end of each calendar quarter and within ten (10) days after the expiration or termination of this Agreement, a report of the total number of copies of the Embedded Software embedded by Licensee during the prior quarter by country. Licensee shall commence providing Espial such reports within fifteen (15) days following the end of the calendar quarter in which this Agreement is signed.

8.2. Auditable Records. Licensee shall keep true, accurate and consistent records containing regular entries relating to the disposition of each copy of Embedded Software distributed by Licensee. These records shall be available for examination during normal business hours by accountants representing Espial, who shall be entitled to perform an audit and to make copies and extracts and to receive any explanations that may reasonably be requested. Espial is responsible for payment of the accountant's fee, except that Licensee shall be responsible for such fees in the event an examination discloses a discrepancy in Espial's favor of more than five (5) percent of the payment of total fees due under this Agreement.

9.         TERM AND TERMINATION

9.1. Term. This Agreement shall commence on the Effective Date and terminate three (3) years thereafter (the "Term") unless terminated earlier in accordance with Section 9.2.

9.2. Termination. In the event a Party breaches this Agreement (which shall include, without limitation, any failure by Licensee to make timely payments hereunder), the other Party may terminate this Agreement by giving thirty (30) days advance notice to the Party in breach provided the breach has not been cured within the thirty (30)-day period. The thirty (30) day period herein shall not apply to any material breach by a Party of Sections 3, 6 or 7 (Grant of License Rights, Ownership of Intellectual Property, Confidential Information), and Espial may terminate this Agreement with immediate effect upon its discovery of such a breach by Licensee.

9.3. Return of Embedded Software and Confidential Information. In the event of expiration or termination of this Agreement, Licensee shall return all full or partial copies of Embedded Software and Confidential Information, and any other materials furnished by Espial to Licensee within ten (10) days following the termination or expiration date, including any in-house copies Licensee may have produced. At the termination or expiration of this Agreement, Licensee will be deemed to have conveyed back to Espial all rights granted to it pursuant to this Agreement. Notwithstanding the foregoing, any licenses to the Products properly granted to an End User under this Agreement shall remain in effect so long as such licenses are used in accordance with the respective license grant contained in the End User Agreement.

9.4. Remedies. Licensee shall not have any right to reimbursement of prepaid royalties in the event of termination.

9.5. Survival. The provisions of Sections 5, 6, 7, 8, 9.3, 9.4, 9.5, 12 and 13 shall survive expiration or termination of this Agreement.

10.        WARRANTIES

10.1. Warranties. Espial represents and warrants, for the benefit of Licensee only, that for a period beginning on the Effective Date and ending ninety (90) days thereafter (the "Warranty Period") the Software will operate free from any material nonconformity with the functional description of the operation of the Software in the applicable documentation (an "Error"). For Software modules that have been purchased by Licensee but have not been incorporated into the Licensee's development cycle, Licensee will give Espial fifteen (15) days notice that development has commenced, at which such time these Software modules will be covered by Warranty Period.

10.2. Remedy. As Licensee's exclusive remedy and Espial's sole obligation for any Error, Espial shall use commercially reasonable efforts to provide a fix or work-around, provided that Licensee (i) notifies Espial of the nonconformity within the Warranty Period, (ii) has installed all Updates provided to Licensee pursuant to Section 4 of this Agreement and (iii) has not made any unauthorized changes or misused or damaged the Software. In the event Espial is not able to repair or replace the nonconforming Software, Espial's sole liability and Licensee's sole remedy shall be a refund the license fees pertaining to the nonconforming Software.

10.3. Disclaimer. THE PRECEDING WARRANTIES ARE MADE IN LIEU OF ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY EXPRESS, IMPLIED OR STATUTORY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. ESPIAL AND ITS SUPPLIERS SHALL HAVE NO LIABILITY WITH RESPECT TO CLAIMS RELATING TO OR ARISING FROM THE USE OF NON-ESPIAL PRODUCTS OR SERVICES, EVEN IF ESPIAL RECOMMENDED, REFERRED OR INTRODUCED LICENSEE TO SUCH PRODUCTS OR SERVICES. LICENSEE ACKNOLWEDGES THAT LICENSEE IS RESPONSIBLE FOR THE CREATION AND MAINTENANCE OF ANY FILE THAT CONTAINS TRUSTED CERTIFICATES THAT CONTAIN PUBLIC KEYS FROM CERTIFICATE AUTHORITIES THAT ARE USED AS A BASIS FOR ALL SECURE SOCKETS LAYER AND TRANSPORT LAYER SECURITY. ANY SUCH FILE (HEREINAFTER "ROOTCERT FILE") PROVIDED BY ESPIAL IS PROVIDED "AS IS" AND FOR REFERENCE PURPOSES ONLY. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT ESPIAL MAKES NO REPRESENTATIONS, DOES NOT WARRANT, AND SHALL HAVE NO LIABILITY WHATSOEVER IN RESPECT OF ANY ROOTCERT FILE PROVIDED TO THE LICENSEE PURSUANT TO THIS AGREEMENT.

11.        INDEMNIFICATION

11.1. Espial agrees to defend, indemnify and hold harmless Licensee from any claim or action brought against Licensee alleging that Espial's proprietary software infringe any third party's rights under U.S. or Canadian patent law, copyright law or trade secret law, provided Licensee (i) provides Espial written notice of any such claim within fifteen (15) days from when Licensee becomes aware of the same, (ii) grants Espial sole control and authority over the defense or settlement of such claim or action and (iii) provides Espial with proper and full information and assistance in defending and/or settling such claim or action. Espial may, at its sole option and expense, (i) procure for Licensee the right to use the infringing material licensed hereunder, (ii) replace the infringing material with noninfringing materials or (iii) accept return of the same and refund the value of the same provided that in no event will Espial be liable for more than the fees paid by Licensee. The foregoing states the sole obligation and exclusive liability of Espial, and Licensee's sole recourse and remedy, for any infringement or claim of infringement by the Software.

11.2. Espial shall have no liability for any claim of infringement based on (i) use of other than the latest commercially available version of the Software provided to Licensee, to the extent the infringement would have been avoided by use of such version; (ii) modification of the Software by Licensee to the extent the infringement would have been avoided without such modification; (iii) compliance with Licensee's specifications or express requirements; or (iv) the combination or use of the Software with materials not furnished by Espial to the extent such infringement would have been avoided by use of the Software alone.

11.3. Licensee agrees to indemnify, defend and hold Espial harmless from and against any costs, losses, liabilities, claims or expenses (including attorneys' fees) arising out of: (i) any claim that any Product infringes on the intellectual property or proprietary rights of any third party, except to the extent such infringement is caused solely by the Software; or (ii) the distribution of any Product by Licensee or any third party; or (iii) the use of any Product by any third party.

12.        LIMITATION OF LIABILITY

WITH THE EXCEPTION OF CLAIMS BY ESPIAL RELATED TO BREACHES OF SECTIONS 3 AND 7, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST REVENUES OR PROFITS OR OTHER SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLILGENCE AND STRICT LIABLITY) OR OTHERWISE. IN NO EVENT SHALL ESPIAL BE LIABLE FOR ANY DAMAGES WHATSOEVER ARISING OUT OF LICENSEE'S MODIFICATION OF THE SOFTWARE, INCLUDING BUT NOT LIMITED TO THE MODIFICATION OR REPLACEMENT OF ANY RANDOM NUMBER GENERATOR THAT MAY BE SUPPLIED WITH ESPIAL'S SOFTWARE. IN NO EVENT SHALL THE LIABILITY OF

EITHER PARTY (OTHER THAN FOR CLAIMS BY ESPIAL RELATING TO BREACHES OF SECTIONS 3 AND 7) EXCEED THE ACTUAL AMOUNTS PAID BY LICENSEE TO ESPIAL UNDER THIS AGREEMENT, EXCEPT THAT LICENSEE MAY BE LIABLE TO PAY AMOUNTS OWED BUT NOT PAID. IN NO EVENT SHALL ESPIAL'S SUPPLIERS BEAR ANY LIABLITY TO LICENSEE UNDER THIS AGREEMENT (WHETHER DIRECT, INDIRECT, SPEACIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES [SUCH AS LOST PROFITS].

13.        MISCELLANEOUS

13.1. Force Majeure. A Party is not liable under this Agreement for nonperformance (except for nonpayment), to the extent that the nonperformance is caused by events or conditions beyond that Party's reasonable control, and the Party gives prompt notice to the other Party and makes all reasonable efforts to perform.

13.2. Severability. In the event that any part of this Agreement is found to be unenforceable, the remainder will continue in effect, to the extent consistent with the intent of the parties as of the Effective Date.

13.3. Relationship of the Parties. No employees, consultants, contractors or agents of one Party are agents, employees, franchisees or joint ventures of the other Party, nor do they have any authority to bind the other Party by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly or otherwise.

13.4. Choice of Law; Jurisdiction and Venue. This Agreement is made under and will be governed by and construed in accordance with the laws of the Province of Ontario, Canada (except that body of law controlling conflict of laws). The parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not be applicable to this Agreement. The parties hereby exclusively submit to the personal jurisdiction of the courts located in Ottawa, Ontario.

13.5. Export Laws. The Embedded Software may be subject to U.S. and/or Canadian export control laws and may be subject to export or import regulation in other countries. The parties agree to comply strictly with all such regulations.

13.6. Assignment. Licensee may not assign this Agreement to a third party without Espial's prior written approval.

13.7. Notices. All notices required hereunder must be in writing and delivered either in person or by a means evidenced by a delivery receipt, at the address first specified aboveto the attention of the CEO or as otherwise notified in writing. Such notice will be effective upon receipt.

13.8. No Waiver. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

13.9. No Rights in Third Parties. This Agreement is made for the benefit of the parties and not for the benefit of any third parties unless otherwise agreed to by the parties.

13.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute but one and the same instrument.

13.11. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13.12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. Unless otherwise provided herein, this Agreement may not be modified, amended, rescinded or waived, in whole or in part, except by a written instrument signed by the duly authorized representatives of both parties.

13.13. Marketing. Espial may draft and issue a press release announcing the signing of this Agreement after the Effective Date and may reference Licensee as a customer in their marketing collateral. Following the Effective Date, Espial may also refer to Licensee as Espial's customer in Espial's sales and marketing materials and presentations. Prior to Licensee's deployment of Products, Licensee agrees to provide Espial with ten (10) Products at no cost for Espial's use in marketing Espial's software solutions.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative.

LICENSEE	ESPIAL GROUP INC.

/s/ Martin Smiley
Signature	Signature

Printed Name	Printed Name

EVP, CFO & General Counsel
Title	Title

11/3/2004
Date	Date

Attachments:
Exhibit A - License Fees &/or Charges
Exhibit B - Statement of Work
Exhibit C - Espial Mark
Exhibit D - Sublicensed Supplier Software, Additional Terms.

EXHIBIT A - LICENSE FEES &/OR CHARGES Term Sheet

Portions of Exhibit A of this Software License Agreement has been ommitted pursuant to rule 406 of the Securities Act of 1933, as amended, as part of a confidential treatment request by the Company to the Securities and Exchange Commission under 17 CFR §§ 200.80(b)(4) and 200.83.

5.         Professional Services & Fees:

In addition to the paid support described in Exhibit A ("Support Services") Espial will provided to mPhase one (1) days equivalent of reasonable and customary technical assistance free of charge (except for any travel and other reasonable out of pocket expenses) as part of the sales agreement, to brief mPhase or mPhase delegated representatives on the Amino and Kasenna development environment. If mPhase chooses to require additional Professional Services from Espial, Professional Services and Fees will be invoiced to mPhase under Espial's then current time and materials rates as a separate charge billable under the same terms as described in Section 5.5 of Agreement.

All of Exhibit A of this Software License Agreement has been ommitted pursuant to rule 406 of the Securities Act of 1933, as amended, as part of a confidential treatment request by the Company to the Securities and Exchange Commission under 17 CFR §§ 200.80(b)(4) and 200.83.

EXHIBIT B - STATEMENT OF WORK

If applicable, describe Professional Services to be performed including timetable and technical specifications.

All of Exhibit A of this Software License Agreement has been ommitted pursuant to rule 406 of the Securities Act of 1933, as amended, as part of a confidential treatment request by the Company to the Securities and Exchange Commission under 17 CFR §§ 200.80(b)(4) and 200.83.

EXHIBIT C - ESPIAL MARK

The following are examples of acceptable Espial Marks. Electronic copies of the Espial Marks will be provided with the shipment of the Embedded Software from Espial.